 Exhibit 99.1

Fuel Systems Solutions Reports First Quarter 2016 Results

Merger with Westport Innovations Anticipated to Close within Days of May 31 Special Meeting of Stockholders

NEW YORK, May 9, 2016 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its first quarter ended March 31, 2016.

Highlights

•	Revenue of $56.1 million compared to $63.3 million for Q1 2015; revenue down 5.9% or $3.8 million, excluding foreign exchange impact
•	Gross profit margin of 26.1% compared to 22.9% in Q1 2015
•	Adjusted EBITDA of $1.1 million compared to Adjusted EBITDA of $1.9 million for Q1 2015

Mariano Costamagna, Fuel Systems Solutions, Inc. (“Fuel Systems” or “FSS”) CEO, said, “Our first quarter results reflect continued pressures in the Automotive segment, the success of new Industrial segment product introductions, and improvements to gross margin from higher Industrial revenues and the benefits of the cost and restructuring program we initiated last year. We continue to focus on execution as we move toward our special meeting of stockholders.”

As announced on May 2, 2016, Fuel Sytems will reconvene its special meeting of stockholders previously scheduled for March 22, 2016 on May 31, 2016, at 12:00 p.m., Eastern Time. Subject to the approval of Fuel Systems shareholders, the merger is expected to close within a few days of this meeting.

First Quarter 2016 Financial Results

Total revenue for the first quarter of 2016 was $56.1 million compared to $63.3 million for the first quarter of 2015. This variance includes the impact of foreign exchange (primarily the Argentina Peso) on first quarter 2016 revenue, which was negative $3.4 million.

In constant currency, FSS Automotive revenue was negatively impacted by lower OEM, DOEM, and Compressor sales volumes as a result of the impact of lower oil prices on customer demand in our major markets, specifically in North America and Europe. In constant currency, FSS Industrial revenue increased compared to the prior-year period primarily reflecting higher demand for components offset by lower demand for stationary equipment.

Gross profit for the first quarter of 2016 was $14.6 million, or 26.1% of revenue, compared to $14.5 million, or 22.9% of revenue, for the first quarter of 2015. The slightly higher gross profit and gross margin percentage increase primarily reflects the benefits of cost reduction initiatives and the stronger Industrial segment offset by decreased volumes mentioned above and the impact of foreign exchange. The impact of the revenue decreases has been partially mitigated by the cost reduction activities that have been initiated on both product costs and operating expenses. Corporate expenses increased $2.8 million compared to the prior year as a result of increases in outside services for consultants in connection with strategic and merger related activities.

Operating loss for the first quarter of 2016 totaled $5.1 million, or 9.1% of revenue, compared to operating loss for the first quarter of 2015 of $4.5 million, or 7.0% of revenue. The increased loss primarily reflects the revenue decreases and additional corporate expenses described above.

Income tax expense for the first quarter of 2016 was $0.8 million compared to an income tax expense of $8.4 million in the first quarter of 2015. In the first quarter of 2015, the Company recorded a valuation allowance of $7.8 million for deferred taxes that may not be realized in the foreseeable future. The Company’s income tax rate is primarily a result of the fluctuation of earnings in various foreign jurisdictions and losses incurred for which no tax benefits have been recorded.

Net loss for the first quarter of 2016 was $6.5 million, or $0.36 per diluted share, compared to net loss of $11.9 million, or $0.62 per diluted share, for the first quarter of 2015.

Adjusted EBITDA for the first quarter of 2016 was $1.1 million, compared to Adjusted EBITDA of $1.9 million for the first quarter of 2015. Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Measures” below for a discussion of this metric.

FSS Automotive Operations

FSS Automotive first quarter of 2016 revenue was $32.3 million compared to $40.5 million for the same quarter a year ago. The impact of foreign exchange on FSS Automotive was negative $3.3 million; in constant currency, first quarter of 2016 FSS Automotive revenue decreased 12.2% compared to the prior year period, reflecting the lower volumes mentioned above. FSS Automotive first quarter 2016 Adjusted EBITDA loss was $0.8 million compared to Adjusted EBITDA of $1.4 million for the same period a year ago.

FSS Industrial Operations

FSS Industrial first quarter of 2016 revenue was $23.8 million compared to $22.8 million for the same quarter a year ago. The impact of foreign exchange on FSS Industrial was negative $0.1 million; in constant currency, first quarter of 2016 FSS Industrial revenue increased 5.2% compared to the prior year period. FSS Industrial first quarter 2016 Adjusted EBITDA was $4.0 million compared to Adjusted EBITDA of $2.2 million for the same period a year ago.

2016 Outlook and Conference Call

The Company will not provide a 2016 outlook nor conduct a first quarter 2016 conference call in light of the expected merger with Westport Innovations.

Non-GAAP Measures

To provide investors and others with additional information regarding Fuel Systems’ results, in addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Fuel Systems presents Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of this non-GAAP measure to the closest GAAP financial measure is presented in the financial tables below under the heading “Non-GAAP FINANCIAL MEASURE RECONCILIATION.” Adjusted EBITDA is determined by adding the following items to Net Income/(Loss), the closest GAAP financial measure:  Depreciation & Amortization; Interest income/expense, net; and Benefit (Provision) for Income Taxes, Impairments, Restructuring charges, Stock based compensation Consulting fees related to restructuring and strategy and other non-operating expenses. Fuel Systems’ management believes this non-GAAP financial measure offers additional insight into the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the business, as it excludes certain non-cash items. This non-GAAP financial measure also can provide useful information to investors and others in understanding and evaluating Fuel Systems’ operating results and future prospects when comparing financial results across accounting periods and to those of peer companies. Fuel Systems may not define this non-GAAP financial measure in a manner similar to other companies.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts, but instead involve known and unknown risks, uncertainties and other factors that may cause our Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements. Statements in this press release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as: “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seeks,” “on-going” or the negative of these terms or other comparable terminology often identify forward-looking statements, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position and our business outlook, or state other “forward-looking” information based on currently available information. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These risks and uncertainties and certain other factors which may impact our continuing business financial condition or results of operations, or which may cause actual results to differ from such forward-looking statements, include, but are not limited to, the unpredictable nature of the developing alternative fuel U.S. automotive market, customer dissatisfaction with our products or services, the inability to deliver our products on schedule, a further slowing of economic activity, our ability to maintain customer program relationships, our ability to achieve the anticipated benefits in connection with the Company’s cost-cutting initiatives and restructuring plan, potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers, the continued weakness in financial and credit markets of certain countries, the growth of non-gaseous alternative fuel products and other new technologies, the price differential between alternative gaseous fuels and gasoline, and the repeal or implementation of government regulations relating to reducing vehicle emissions, economic uncertainties caused by political instability in certain of the markets we do business in, the impact of the Argentinean debt crisis on our business, our ability to realign costs with current market conditions, the risks associated with the anticipated merger with Westport Innovations, Inc. including that we will be subject to various uncertainties and contractual restrictions while the merger is pending and failure to complete the merger could negatively affect our stock price and future business and financial results, as well as the risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other periodic reports filed with the SEC. These forward-looking statements are not guarantees of future performance. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not place undue reliance on these forward looking statements. The forward-looking statements made in this press release relate to events and state our beliefs, intent and our view of future events only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Fuel Systems Solutions

Fuel Systems Solutions, Inc. (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine.  In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:

Pietro Bersani, Chief Financial Officer, Fuel Systems Solutions, Inc.

(646) 502-7170

Investor Relations Contacts:

LHA

Carolyn M. Capaccio

ccapaccio@lhai.com

Cathy Mattison

cmattison@lhai.com (415) 433-3777

–Tables Follow –

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data); (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$48,541	$60,162
Accounts receivable, less allowance for doubtful accounts of $2,502 and $3,005 at March 31, 2016 and December 31, 2015, respectively	45,838	44,524
Inventories	75,244	62,717
Other current assets	15,466	15,523
Short-term investments	1,000	1,000
Related party receivables, net	303	316
Total current assets	186,392	184,242
Equipment and leasehold improvements, net	35,795	35,583
Deferred tax assets, net	4,695	4,552
Intangible assets, net	2,620	2,680
Other assets	1,428	1,382
Total Assets	$230,930	$228,439
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,718	$34,117
Accrued expenses	28,819	26,859
Income taxes payable	647	233
Term loans and debt	35	9
Related party payables	2,110	2,525
Total current liabilities	67,329	63,743
Other liabilities	10,090	9,858
Term loans and debt	111	0
Deferred tax liabilities, net	754	751
Total Liabilities	78,284	74,352
Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding at March 31, 2016 and December 31, 2015	0	0
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,143,108 issued and 18,094,043 outstanding at March 31, 2016 and December 31, 2015, respectively	20	20
Additional paid-in capital	322,535	322,144
Shares held in treasury, 2,049,065 shares at March 31, 2016 and December 31, 2015, respectively	(20,742)	(20,742)
Accumulated Deficit	(107,760)	(101,286)
Accumulated other comprehensive loss	(41,407)	(46,049)
Total Fuel Systems Solutions, Inc. Equity	152,646	154,087
Total Liabilities and Equity	$230,930	$228,439

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data); (Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$56,142	$63,292
Cost of revenue	41,505	48,768
Gross profit	14,637	14,524
Operating expenses:
Research and development expense	5,249	5,263
Selling, general and administrative expense	14,516	13,713
Total operating expenses	19,765	18,976
Operating loss	(5,128)	(4,452)
Other (expense) income, net	(583)	983
Interest expense, net	(12)	(7)
Loss from operations before income taxes and non-controlling interests	(5,723)	(3,476)
Income tax provision	(751)	(8,351)
Net loss	(6,474)	(11,827)
Less: Net income attributable to non-controlling interests	0	(43)
Net loss attributable to Fuel Systems Solutions, Inc.	$(6,474)	$(11,870)
Net loss per share attributable to Fuel Systems Solutions, Inc.:
Basic	$(0.36)	$(0.62)
Diluted	$(0.36)	$(0.62)
Number of shares used in per share calculation:
Basic	18,094,043	19,194,976
Diluted	18,094,043	19,194,976

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands); (Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss attributable to Fuel Systems Solutions, Inc.	$(6,474)	$(11,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and other amortization	2,015	2,379
Amortization of intangibles arising from acquisitions	190	473
Provision for doubtful accounts	79	179
Write down of inventory	782	455
Deferred income taxes	(75)	7,776
Unrealized loss (gain) on foreign exchange transactions	367	(610)
Compensation expense related to equity awards	391	121
Loss on disposal of equipment and other assets	0	222
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(128)	308
Increase in inventories	(10,968)	(4,145)
Decrease (increase) in other current assets	337	(2,307)
Decrease (increase) in other assets	11	(214)
Increase (decrease) in accounts payable	624	(4,308)
Increase in income taxes payable	384	153
Increase in accrued expenses and long-term liabilities	1,176	180
Receivables from/payables to related parties, net	(478)	319
Net cash used in operating activities	(11,767)	(10,889)
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(935)	(1,787)
Redemption of investments at maturity	0	5,000
Purchase of investments	0	(6,000)
Other	102	310
Net cash used in investing activities	(833)	(2,477)
Cash flows from financing activities:
Payments on term loans and other loans	(31)	(6)
Increase in treasury shares (share repurchase program)	0	(10,935)
Net cash used in financing activities	(31)	(10,941)
Net decrease in cash and cash equivalents	(12,631)	(24,307)
Effect of exchange rate changes on cash	1,010	(3,050)
Net decrease in cash and cash equivalents	(11,621)	(27,357)
Cash and cash equivalents at beginning of period	60,162	85,180
Cash and cash equivalents at end of period	$48,541	$57,823

FUEL SYSTEMS SOLUTIONS, INC.

NON-GAAP FINANCIAL MEASURE

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands); (Unaudited)

	Three Months Ended
	March 31,
EBITDA (Non-GAAP)	2016	2015

Net loss attributable to Fuel Systems Solutions, Inc.	$(6,474)	$(11,870)

Net income attributable to non-controlling interest	0	43
Interest expense, net	12	7
Provision for income taxes	751	8,351
Depreciation and amortization	2,205	2,852
Total EBITDA (Non-GAAP)	(3,506)	(617)

Adjustments:

Restructuring charges	126	881
Consulting fees for restructuring and strategy	4,060	1,498
Stock based Compensation	391	121
Total Adjusted EBITDA (Non-GAAP)	$1,071	$1,883

Segment Adjusted EBITDA (Non-GAAP)

FSS Industrial	$3,957	$2,240
FSS Automotive	(792)	1,408
Corporate and Other	(2,094)	(1,765)
Total Adjusted EBITDA (Non-GAAP)	$1,071	$1,883

 FUEL SYSTEMS SOLUTIONS, INC.

OPERATING SEGMENT INFORMATION

(In thousands); (Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
FSS Industrial	$23,848	$22,751
FSS Automotive	32,294	40,541
Total	$56,142	$63,292

	Three Months Ended
	March 31,
	2016	2015
Operating Income (Loss):
FSS Industrial	$3,233	$2,092
FSS Automotive	(1,977)	(2,911)
Corporate Expenses	(6,384)	(3,633)
Total	$(5,128)	$(4,452)